Exhibit 5

BUKER, JONES & HALEY, P.C.

Attorneys At Law

South Terraces, Suite 170

115 Perimeter Center Place

Atlanta, Georgia 30346-1238

www.corplaw.net

Robert J. Mottern	Telephone 770-804-0500
email: mottern@corplaw.net	Facsimile 770-804-0509

February 8, 2006

O2 Secure Wireless, Inc.

3300 Holcomb Bridge Rd., Suite 226

Norcross, Georgia 30092

Re:

O2 Secure Wireless, Inc./Registration Statement on Form SB-2/A

Ladies and Gentlemen:

I have acted as counsel for O2 Secure Wireless, Inc., a Georgia company (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering by certain stockholders of 9,599,783 common shares, no par value per share, of the Company’s common stock (the “Securities”).

You have asked me to render my opinion as to the matters hereinafter set forth herein.

We have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as we have deemed necessary as a basis for this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.  We have, when relevant facts material to my opinion were not independently established by me, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that insofar as the laws of Georgia are concerned:

1.

The Company is a corporation duly organized and validly existing under the laws of Georgia.

2.

The Securities to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement, and to the use of our firm name wherever appearing in the Registration Statement.

Very truly yours,

BUKER, JONES & HALEY, P.C.

/s/ Buker, Jones & Haley, P.C.